Exhibit 10.1

AGREEMENT

This Agreement, dated as of April 1, 2008 (the “Agreement”), is by and among Dillard’s Inc., a Delaware corporation (the “Company”), and Barington Capital Group, L.P. and certain of its affiliates (“Barington”), Clinton Group, Inc. and certain of its affiliates (“Clinton”) and RJG Capital Management, LLC and certain of its affiliates (“RJG Capital”; Barington, Clinton and RJG Capital each an “Investor” and, together, the “Investors”).

WHEREAS, the Investors economically own (as defined below) shares of Class A Common Stock, $0.01 par value, of the Company (the “Common Stock”) as specified on Schedule A of this Agreement (the “Shares”);

WHEREAS, prior to the date hereof an affiliate of the Investors delivered a letter (the “Nomination Notice Letter”) to the Company, dated as of March 17, 2008, indicating its intention to nominate (the “Nomination”) four individuals for election to the Board of Directors of the Company (the “Board”) by the Class A Stockholders (the “Class A Stockholders”);

WHEREAS, the Company and the Investors have agreed that it is in their mutual interests to enter into this Agreement, which, among other things, terminates the pending proxy contest for the election of directors at the 2008 Annual Meeting (as defined below);

WHEREAS, the Company has agreed that in connection with the Company’s 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”), the Board will nominate for election as a member of the Board, and recommend that the Class A Stockholders vote to elect as a director of the Company, (i) Nick White and Frank Mori (each, an “Investor Nominee”; together, the “Investor Nominees”) and (ii) Jimmy Haslam and Brad Martin (each together with the Investor Nominees, the “Class A Nominees”); and

WHEREAS, the Investors have agreed to refrain from submitting any stockholder proposal or director nominations at the 2008 Annual Meeting and to vote for the election of the Company’s nominees for directors at the 2008 Annual Meeting.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Defined Terms. For purposes of this Agreement:

(a) “Affiliate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) “Associate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.

(c) The terms “beneficial owner” and “beneficially own” have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act. The terms “economic owner” and “economically own” shall have the same meanings as “beneficial owner” and “beneficially own”, except that a person will also be deemed to economically own and to be the economic owner of (i) all shares of capital stock of the Company which such person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional, and (ii) all shares of capital stock of the Company in which such person has any long economic interest, including pursuant to a cash settled call option or other derivative security, contract or instrument (but excluding, for avoidance of doubt, put options and other short position securities)

Section 1.2 Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

ARTICLE II
COVENANTS

Section 2.1 Board of Directors, Annual Meeting and Related Matters.

(a) Nomination of New Directors. The Company agrees that at the 2008 Annual Meeting, the Board will:

(1) nominate each of the Class A Nominees as a director of the Company whose term shall expire at the 2009 Annual Meeting; and

(2) cause all proxies received by the Company to be voted in the manner specified by such proxies.

(b) Election of New Directors. The Company shall use all reasonable best efforts to ensure that each of the Class A Nominees are elected by Class A Stockholders at the 2008 Annual Meeting including, without limitation, recommending that the Company’s stockholders vote in favor of the election of the Class A Nominees at the 2008 Annual Meeting. Neither the Board nor the Company shall take any position, make any statements or take any action inconsistent with such recommendation.

(c) Qualifications. Prior to the execution of this Agreement, the Executive Committee of the Board has reviewed and approved the qualifications of each of the Class A Nominees to serve as members of the Board and has determined that each of the Class A Nominees (i) is “independent” as defined by the listing standards of the New York Stock Exchange and in accordance with requirements of Article III, Section 2 of the Bylaws of the Company and (ii) is otherwise qualified to serve as a Class A director of the Company.

(d) Role of Nominees. Each of the Class A Nominees, upon election to the Board, will serve as an integral member of the Board and will be governed by the same protections and obligations regarding confidentiality, conflicts of interests, fiduciary duties, trading and disclosure policies and other governance guidelines, and shall have the same rights and benefits, including, without limitation, with respect to insurance, indemnification, compensation and fees, as are applicable to all independent directors of the Company. In addition, at least one of the Class A Nominees shall be nominated and recommended by management to serve on (i) the Audit Committee and (ii) the Stock Option and Executive Compensation Committee (except to the extent, if any, that none of the Class A Nominees is qualified to serve on such a committee under applicable law or New York Stock Exchange rules).

(e) Proxy Solicitation Materials. The Company and the Board agree that the Company’s proxy statement for the 2008 Annual Meeting and all other solicitation materials to be delivered to stockholders in connection with the 2008 Annual Meeting (in each case excepting any materials delivered prior to the date hereof) shall be prepared in accordance with, and in furtherance of, this Agreement. The Company will provide the Investors with copies of any portion of proxy materials or other solicitation materials that contain statements relating to the Investors, the Investor Nominees and this Agreement at least two business days in advance of filing such materials with the SEC or disseminating the same in order to permit the Investors a reasonable opportunity to review and comment on such materials, and will consider in good faith any comments received by the Investors and their counsel. The Investors will provide, as promptly as reasonably practicable, all information relating to the Investor Nominees (and other information, if any) to the extent required under applicable law to be included in the Company’s proxy statement and any other solicitation materials to be delivered to stockholders in connection with the 2008 Annual Meeting. The proxy statement for the 2008 Annual Meeting shall contain the same type of information concerning the Investor Nominees as provided for the Company’s other director nominees.

(f) Replacement Directors. If at any time prior to the Company’s 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) any Investor Nominee is unable or unwilling to serve (or continue to serve) as a director of the Company for any reason, then the Investors shall be entitled to designate a replacement Investor Nominee subject to the consent of the Company, such consent not to be unreasonably withheld, delayed or conditioned (any replacement Investor Nominee selected in accordance with this Section 2.1(f), a “Replacement Nominee”), and such Replacement Nominee shall be deemed an Investor Nominee for all purposes of this Agreement. In proposing an individual as a Replacement Nominee pursuant to this Section 2.1(f), the Investors shall provide the Company with such information regarding such individual as would be required to nominate such individual as a director pursuant to Article III, Section 16 of the Company’s By-laws.

(g) Expenses. Within five business days from the date of this Agreement, the Company shall pay the Investors $200,000 to reimburse the Investors for their expenses incurred prior to the date of this Agreement in connection with the Nomination, the contemplated proxy solicitation, the drafting, negotiation and execution of this Agreement and all of their other activities and matters related to the foregoing, including, without limitation, the preparation of related filings with the SEC and the fees and disbursements of counsel, proxy solicitors, public relations firms, consultants and other advisors, provided the Investors provide reasonable documentation with respect to such expenses. The Investors hereby agree that such payment shall be in full satisfaction of any claims or rights they may have as of the date hereof for reimbursement of fees, expenses or costs in connection therewith.

(h) Capital Structure. The Company and the Board agree to examine in good faith and take commercially reasonable steps to achieve (in a manner consistent with any applicable laws or fiduciary duties) an optimal capital structure for the Company, which steps may include repurchase of shares of Common Stock (as operating profits, capital markets, and any other applicable considerations and constraints permit).

Section 2.2 Voting Provisions. The Investors, together with their respective Affiliates, will cause all shares of Common Stock for which they have the right to vote as of the record date for the 2008 Annual Meeting to be present for quorum purposes and to be voted at such meeting or at any adjournments or postponements thereof (a) in favor of each director nominated and recommended by the Board for election at such meeting and (b) against any stockholder nominations for director which are not approved and recommended by the Board for election at such meeting, provided that the slate of directors nominated and recommended by the Board includes the Class A Nominees.

Section 2.3 Undertakings by the Investors. By executing this Agreement, the Investors hereby (i) irrevocably withdraw the Nomination Notice Letter and any nominations to the Board made prior to the date hereof, (ii) irrevocably withdraw the demand to inspect certain of the Company’s books and records, pursuant to a demand letter, dated as of March 20, 2008, sent by affiliates of the Investors to the Company and (iii) agree to terminate the pending proxy contest with respect to the election of directors at the 2008 Annual Meeting. Within two business days of the date of this Agreement, the Investors shall file, or cause to be filed on its behalf, with the SEC an amendment to its Schedule 13D with respect to the Company disclosing the material contents of this Agreement.

Section 2.4 Publicity. Promptly after the execution of this Agreement, the Company will issue a press release in the form attached hereto as Schedule B.

ARTICLE III
OTHER PROVISIONS

Section 3.1 Representations and Warranties.

(a) Representations and Warranties of the Company. The Company hereby represents and warrants that this Agreement and the performance by the Company of its obligations hereunder (i) has been duly authorized, executed and delivered by it, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, (ii) does not require the approval of the stockholders of the Company and (iii) does not and will not violate any law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, as amended, or the By-Laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of, or give rise to, any lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such indenture, agreement or other instrument.

(b) Representations and Warranties of the Investors. Each of the Investors represents and warrants that this Agreement and the performance by each such Investor of its obligations hereunder has been duly authorized, executed and delivered by such Investor, and is a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms. Each Investor hereby further represents and warrants that, as of the date hereof, it and its Affiliates and Associates are, collectively, the economic owners of such number of shares of Common Stock as are respectively set forth on Schedule A of this Agreement.

Section 3.2 Confidentiality. The Company has no obligation to furnish Confidential Information to the Investors or their respective representatives by virtue of this Agreement except for Confidential Information provided to the Investor Nominees in their capacity as directors (and as nominees for director) of the Company. Each of the Investors hereby acknowledges that it is aware that the United States securities laws prohibit any person who has material, non-public information with respect to the Company from transacting in the securities of the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to transact in such securities.

Section 3.3 Remedies.

(a) Each party hereto hereby acknowledges and agrees, on behalf of itself and its Affiliates, that irreparable harm would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to specific relief hereunder, including an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court in the State of New York, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived.

(b) Each party hereto agrees, on behalf of itself and its Affiliates, that any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby will be brought solely and exclusively in any state or federal court in the State of New York (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 3.5 will be effective service of process for any such action, suit or proceeding brought against any party in any such court. Each party, on behalf of itself and its Affiliates, irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the state or federal courts in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an improper or inconvenient forum.

Section 3.4 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

Section 3.5 Notices.

All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy, when such telecopy is transmitted to the telecopy number set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:	Dillard’s Inc. Post Office Box 486 Little Rock, AK 72203 Facsimile: (501) 376-5031 Attention: General Counsel

with a copy to:	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Facsimile: (212) 455-2502 Attention: Gary Horowitz Mario Ponce

if to the Investors:	Barington Capital Group, L.P. 888 Seventh Avenue, 17th Floor New York, New York 10019 Facsimile: (212) 586-7684 Attention: James A. Mitarotonda

Clinton Group, Inc. 9 West 57th Street, 26th Floor New York, New York 10019 Facsimile: (212) 825-0084 Attention: Vincent Darpino, Esq.

with a copy to:	Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Facsimile: (212) 715-8000 Attention: Peter G. Smith, Esq.

Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Facsimile: (212) 715-5955 Attention: Marc Weingarten, Esq.

Section 3.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the choice of law principles of such state.

Section 3.7 Further Assurances. Each party agrees to take or cause to be taken such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested by the other party in order to effectuate fully the purposes, terms and conditions of this Agreement.

Section 3.8 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and nothing in this Agreement is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 3.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

                                                           DILLARD’S INC.

                                                           By:   /s/ Paul J. Schroeder, Jr.

                                                                 Name:      Paul J. Schroeder, Jr.

                                                                 Title:     Vice President and General Counsel

                                                           THE INVESTORS:

                                                           BARINGTON COMPANIES EQUITY PARTNERS, L.P.

                                                           By: Barington Companies Investors, LLC, its general partner

                                                           By:   /s/ James A. Mitarotonda

                                                                 Name:      James A. Mitarotonda

                                                                 Title:     Managing Member

                                                           BARINGTON COMPANIES INVESTORS, LLC

                                                           By:   /s/ James A. Mitarotonda

                                                                 Name:      James A. Mitarotonda

                                                                 Title:     Managing Member

                                                           BARINGTON INVESTMENTS, L.P.

                                                           By: Barington Companies Advisors, LLC, its general partner

                                                           By:   /s/ James A. Mitarotonda

                                                                 Name:      James A. Mitarotonda

                                                                 Title:     Managing Member

                                                           BARINGTON COMPANIES ADVISORS, LLC

                                                           By:   /s/ James A. Mitarotonda

                                                                 Name:      James A. Mitarotonda

                                                                 Title:     Managing Member

                                                           BARINGTON COMPANIES OFFSHORE FUND, LTD.

                                                           By:   /s/ James A. Mitarotonda

                                                                 Name:      James A. Mitarotonda

                                                                 Title:     Authorized Signatory

                                                           BARINGTON OFFSHORE ADVISORS II, LLC

                                                           By:   /s/ James A. Mitarotonda

                                                                 Name:      James A. Mitarotonda

                                                                 Title:     Managing Member

                                                           BARINGTON CAPITAL GROUP, L.P.

                                                           By: LNA Capital Corp., its general partner

                                                           By:   /s/ James A. Mitarotonda

                                                                 Name:      James A. Mitarotonda

                                                                 Title:     President and CEO

                                                           LNA CAPITAL CORP.

                                                           By:   /s/ James A. Mitarotonda

                                                                 Name:      James A. Mitarotonda

                                                                 Title:     President and CEO

                                                           RJG CAPITAL PARTNERS, L.P.

                                                           By: RJG Capital Management, LLC, its general partner

                                                           By:   /s/ Ronald Gross.

                                                                 Name:      Ronald Gross

                                                                 Title:     Managing Member

                                                           RJG CAPITAL MANAGEMENT, LLC

                                                           By:   /s/ Ronald Gross.

                                                                 Name:      Ronald Gross

                                                                 Title:     Managing Member

                                                           CLINTON MULTISTRATEGY MASTER FUND, LTD.

                                                           By: Clinton Group, Inc., its investment manager

                                                           By:   /s/ Francis Ruchalski

                                                                 Name:      Francis Ruchalski

                                                                 Title:     Chief Financial Officer

                                                           CLINTON SPECIAL OPPORTUNITIES MASTER FUND, LTD.

                                                           By: Clinton Group, Inc., its investment manager

                                                           By:   /s/ Francis Ruchalski

                                                                 Name:      Francis Ruchalski

                                                                 Title:     Chief Financial Officer

                                                           CLINTON MAGNOLIA MASTER FUND, LTD.

                                                           By: Clinton Group, Inc., its investment manager

                                                           By:   /s/ Francis Ruchalski

                                                                 Name:      Francis Ruchalski

                                                                 Title:     Chief Financial Officer

                                                           CLINTON LEXINGTON MASTER FUND, L.P.

                                                           By: Clinton Group, Inc., its investment manager

                                                           By:   /s/ Francis Ruchalski

                                                                 Name:      Francis Ruchalski

                                                                 Title:     Chief Financial Officer

                                                           CLINTON GROUP, INC.

                                                           By:   /s/ Francis Ruchalski

                                                                 Name:      Francis Ruchalski

                                                                 Title:     Chief Financial Officer

SCHEDULE A

Entity	Number of Shares Economically Owned
Barington	2,034,869

Clinton	1,762,150

RJG Capital	11,500

Total	3,808,519

SCHEDULE B

Agreed form of Press Release

DILLARD’S REACHES SETTLEMENT AGREEMENT WITH BARINGTON AND CLINTON

Little Rock, Ark. – April 1, 2008 – Dillard’s, Inc. (NYSE: DDS) announced today that it has reached an agreement with Barington Capital Group, L.P. and Clinton Group, Inc., in conjunction with Southeastern Asset Management, that will avoid a proxy contest at the Company’s 2008 Annual Meeting of Stockholders scheduled for May 17, 2008.

The Company has agreed to nominate the following candidates for the slate of Class A directors at the annual meeting: James A. Haslam, III, Chief Executive Officer of Pilot Travel Centers LLC; R. Brad Martin, former chairman and CEO of Saks Inc.; Frank R. Mori, Co-Chief Executive Officer and President of Takihyo Inc. and former President and CEO of Anne Klein, Inc. and former CEO and founding Partner of Donna Karan International; and Nick White, President and Chief Executive Officer of White & Associates and former Executive Vice President and General Manager of the Supercenter division of Wal-Mart Stores, Inc.

Barington and Clinton have agreed to cease their efforts to elect a slate of four nominees to the Dillard’s Board of Directors at the 2008 annual meeting and to vote for the election of the company’s nominees.

Chairman and CEO William (Bill) Dillard II, said, “We are pleased to have reached an agreement with Barington and Clinton. Both the Board and management welcome the perspectives and insights of our proposed new directors. The Class B board members are committed to working with the new Class A board members to ensure that the best operating plan and management team possible are in place.”

Dillards is committed to reviewing whether the company’s real estate assets and capital are being optimally deployed to prudently build the most value per share for long-term owners. Specifically, the company plans to close underperforming stores in order to rationalize real estate as soon as possible, will cut unnecessary costs, and subject all future commitments for new stores to strict return on capital requirements that will be set by the board and management.

About Dillard’s
Dillard’s, Inc. is one of the nation’s largest fashion apparel and home furnishing retailers. The Company’s stores operate with one name, Dillard’s, and span 29 states. Dillard’s stores offer a broad selection of merchandise, including products sourced and marketed under Dillard’s exclusive brand names.

Forward-Looking Information
The information above contains certain forward-looking statements. The following are or may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995: (a) words such as “may,” “will,” “could,” “believe,” “expect,” “future,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “continue,” or the negative or other variations thereof, and (b) statements regarding matters that are not historical facts. The Company cautions that forward-looking statements contained in this report are based on estimates, projections, beliefs and assumptions of management and information available to management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Forward-looking statements of the Company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions. Representative examples of those factors include (without limitation) general retail industry conditions and macro-economic conditions in markets in which the Company operates; changes in operating expenses, including employee wages, commission structures and related benefits.